                                                                    Exhibit 99.1

                     Joint Filer Information and Signatures

1.   Name: MDRA GP LP
     Address: c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York,
     New York 10022

     MDRA GP LP
     By: Monarch GP LLC, its general partner

     By: /s/ Michael Weinstock                          2/16/2016
         -----------------------------------            ---------
     Name: Michael A. Weinstock                                 Date
     Title: Member

  2. Name: Monarch GP LLC
     Address: c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York,
     New York 10022

     MONARCH GP LLC

     By: /s/ Michael Weinstock                          2/16/2016
         -----------------------------------            ---------
     Name: Michael A. Weinstock                                 Date
     Title: Member

  3. Name: Monarch Debt Recover Master Fund Ltd
     Address: c/o Walkers Corporate Limited, Cayman Corporate Centre,
     27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands

     MONARCH DEBT RECOVER MASTER FUND LTD
     By: Monarch Alterative Capital LP, its investment manager

     By: /s/ Michael Weinstock                          2/16/2016
         -----------------------------------            ---------
     Name: Michael A. Weinstock                                 Date
     Title: Chief Executive Officer